Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES THIRD QUARTER 2026 EARNINGS

•Net income of $64 million ($68 million core*) for third quarter 2026, compared to net income of $57 million ($65 million core*) for second quarter 2026
•Diluted earnings per share of $2.96 ($3.15 core*) for third quarter 2026, compared to $2.62 ($2.99 core*) for second quarter 2026
•Completed the MidWestOne integration and core systems conversion, the sale of the Denver branches, and moved both wealth management platforms to a common operating system
•Net interest margin expanded to 4.19% for third quarter 2026, compared to 4.14% for second quarter 2026
* Core net income and core diluted earnings per share are non-GAAP financial measures

Green Bay, Wisconsin, October 20, 2026 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced net income of $64 million and earnings per diluted common share of $2.96 for third quarter 2026, compared to net income of $57 million and earnings per diluted common share of $2.62 for second quarter 2026, and net income of $42 million and earnings per diluted common share of $2.73 for third quarter 2025. Net income included certain non-core items, mostly merger-related expenses, that negatively impacted earnings per diluted common share $0.19 for third quarter 2026 and $0.37 for second quarter 2026, resulting in core diluted earnings per common share (non-GAAP) of $3.15 and $2.99, respectively.

“Our third quarter results are beginning to show what this combined company can produce,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “Core earnings increased, our net interest margin expanded again, and we delivered a core return on average tangible common equity of 22%. Our people produced those results all while completing the MidWestOne systems conversion and integration, closing the Denver branch sale, and bringing our teams together around a shared culture. That takes a lot of work. I am proud of how they handled it while continuing to do the thousand little things that matter to our customers and communities every day.”

Daniels continued, “Core deposits grew $223 million, our funding mix improved, and asset quality remained solid. Our strong profitability also supported $40 million in common stock repurchases. We expect a cleaner fourth quarter giving a clearer view of what this company can earn as we head into 2027. From here, our focus is on growing customer relationships, and staying disciplined on credit and expenses. We like where we are headed. Now we need to keep delivering.”

Nicolet’s financial performance and certain balance sheet line items were impacted by the timing and size of the MidWestOne Financial Group, Inc. (“MidWestOne”) acquisition on February 13, 2026. Certain income statement results, average balances, and related ratios for 2026 include partial contributions from MidWestOne from the acquisition date. At acquisition, MidWestOne added total assets of $6.1 billion, loans of $4.4 billion, and deposits of $5.3 billion.
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Balance Sheet Review
At September 30, 2026, period end assets were $15.1 billion, a decrease of $350 million from June 30, 2026, largely due to the Denver branches divestiture that closed on July 28, 2026. Total loans increased $34 million from June 30, 2026, while securities available for sale decreased $26 million. Total deposits of $12.6 billion at September 30, 2026, increased $73 million from June 30, 2026, including a $223 million increase in core deposits, partly offset by a $150 million decrease in brokered deposits. Total capital was $2.2 billion at September 30, 2026, a decrease of $37 million from June 30, 2026, with earnings more than offset by unfavorable market valuations on the investment portfolio from recent interest rate increases, common stock repurchases, and the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $78 million and represented 0.52% of total assets at September 30, 2026, compared to $75 million (0.49% of total assets) at June 30, 2026. The allowance for credit losses-loans was $135 million and represented 1.24% of total loans at September 30, 2026, compared to $134 million (or 1.23% of total loans) at June 30, 2026. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $64 million for third quarter 2026, compared to net income of $57 million for second quarter 2026.

Net interest income was $142 million for third quarter 2026, $1 million (1%) higher than second quarter 2026. Average interest-earning assets of $13.6 billion were down $226 million from second quarter 2026, mostly due to $263 million lower average loans related to the Denver branches sale, partly offset by organic growth. Average interest-bearing liabilities of $10.0 billion were down $388 million from second quarter 2026, primarily due to $321 million lower average interest-bearing deposits also attributable to the Denver branches sale.

The net interest margin for third quarter 2026 was 4.19%, compared to 4.14% for second quarter 2026. The yield on interest-earning assets increased 2 bps (to 5.88%), including a 6 bps increase in loan yield (to 6.32%) partly offset by a 4 bps decrease in investment yield from lower discount accretion related to the early call of a municipal bond in second quarter 2026. On the funding side, the cost of interest-bearing liabilities for third quarter 2026 increased 1 bp (to 2.30%).

Noninterest income was $32 million for third quarter 2026, down $4 million compared to second quarter 2026, largely due to unfavorable market valuations. Net asset gains (losses) were $3 million unfavorable and deferred compensation plan asset market valuations were $2 million unfavorable from second quarter 2026 to third quarter 2026, mostly due to changes in market valuations. Excluding net asset gains (losses) and the deferred compensation plan asset market valuations, noninterest income increased $1 million, primarily due to an increase in wealth management fee income.

Noninterest expense was $91 million for third quarter 2026, compared to $104 million for second quarter 2026. Personnel expense decreased $4 million from second quarter 2026, reflecting lower salaries from the decline in average full-time equivalent employees, as well as the $2 million offsetting market valuation for the deferred compensation plan liabilities. Non-personnel expenses decreased $9 million from second quarter 2026, primarily due to a $3 million reduction in merger-related expense and a $5 million reduction in other noninterest expense for second quarter loss on the early redemption of junior subordinated debentures.

Declaration of Quarterly Cash Dividend to Shareholders
On October 19, 2026, Nicolet’s Board of Directors declared a quarterly cash dividend of $0.36 per share to holders of its common stock. The dividend is payable on December 15, 2026, to shareholders of record as of December 1, 2026.

Next Quarterly Earnings Release
Nicolet expects to issue the fourth quarter and full year 2026 earnings release on January 19, 2027.
About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Iowa, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.
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Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as core net income, core diluted earnings per common share, core return on average assets, core return on average common equity, return on average tangible common equity, core return on average tangible common equity, tangible book value per common share, and tangible common equity to tangible assets. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This communication contains statements that constitute “forward-looking statements” within the meaning, and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements include, but are not limited to, statements related to expected fourth quarter 2026 and full year 2027 earnings and profitability, realization of merger-related cost savings, growth in customer relationship, and other statements that may not be historical facts. You can identify these forward-looking statements through the use of words such as “anticipate,” “believe,” “assume,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions of the future or otherwise regarding the outlook for Nicolet’s future businesses and financial performance and/or the performance of the banking industry and economy in general.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control or ability to predict. A number of factors could cause actual results and outcomes to differ materially from those contemplated by these forward-looking statements. These factors include, but are not limited to: (1) post-conversion integration risks affecting customer or employee retention, and (2) continued non-core items affecting fourth quarter results.
All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.
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Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Assets
Cash and due from banks	$103,443	$153,492	$123,359	$107,956	$94,402
Interest-earning deposits	407,088	311,756	492,092	552,276	379,555
Cash and cash equivalents	510,531	465,248	615,451	660,232	473,957
Securities available for sale, at fair value	1,980,623	2,006,963	1,986,946	859,834	861,534
Other investments	118,067	116,575	99,835	63,247	61,380
Loans held for sale	9,080	19,388	16,627	13,620	11,308
Other assets held for sale	—	411,348	400,443	—	—
Loans	10,882,449	10,848,164	10,879,694	6,836,345	6,874,711
Allowance for credit losses - loans	(134,780)	(133,584)	(133,435)	(68,806)	(68,785)
Loans, net	10,747,669	10,714,580	10,746,259	6,767,539	6,805,926
Premises and equipment, net	193,341	189,197	187,876	120,462	121,711
Bank owned life insurance (“BOLI”)	298,496	296,095	293,790	192,498	190,979
Goodwill and other intangibles, net	959,659	961,687	967,843	382,400	383,693
Accrued interest receivable and other assets	247,342	233,538	259,420	125,275	118,942
Total assets	$15,064,808	$15,414,619	$15,574,490	$9,185,107	$9,029,430

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,818,385	$2,717,610	$2,537,729	$1,828,928	$1,826,453
Interest-bearing deposits	9,778,250	9,805,726	10,086,635	5,901,843	5,785,012
Total deposits	12,596,635	12,523,336	12,624,364	7,730,771	7,611,465
Long-term borrowings	92,750	92,750	179,968	134,860	134,600
Other liabilities held for sale	—	388,060	385,882	—	—
Accrued interest payable and other liabilities	141,183	138,999	127,399	61,814	68,405
Total liabilities	12,830,568	13,143,145	13,317,613	7,927,445	7,814,470
Stockholders' Equity:
Common stock	209	211	213	148	148
Additional paid-in capital	1,513,745	1,552,947	1,589,992	583,257	581,815
Retained earnings	811,455	755,311	706,099	697,799	662,252
Accumulated other comprehensive income (loss)	(91,169)	(36,995)	(39,427)	(23,542)	(29,255)
Total stockholders' equity	2,234,240	2,271,474	2,256,877	1,257,662	1,214,960
Total liabilities and stockholders' equity	$15,064,808	$15,414,619	$15,574,490	$9,185,107	$9,029,430

Common shares outstanding	20,845,434	21,060,762	21,316,619	14,811,445	14,798,895

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Interest income:
Loans, including loan fees	$174,014	$174,705	$139,784	$106,579	$107,930	$488,503	$314,572
Taxable investment securities	19,595	19,305	11,955	6,294	6,201	50,855	17,788
Tax-exempt investment securities	1,584	1,692	1,358	972	998	4,634	3,064
Other interest income	5,160	5,202	5,115	6,393	5,204	15,477	15,288
Total interest income	200,353	200,904	158,212	120,238	120,333	559,469	350,712
Interest expense:
Deposits	56,811	57,321	46,656	37,622	39,312	160,788	119,249
Short-term borrowings	—	—	—	1	—	—	—
Long-term borrowings	1,312	2,112	1,997	1,721	1,757	5,421	5,884
Total interest expense	58,123	59,433	48,653	39,344	41,069	166,209	125,133
Net interest income	142,230	141,471	109,559	80,894	79,264	393,260	225,579
Provision for credit losses	1,950	1,500	6,050	750	950	9,500	3,500
Net interest income after provision for credit losses	140,280	139,971	103,509	80,144	78,314	383,760	222,079
Noninterest income:
Wealth management fee income	12,557	11,738	10,655	8,196	7,629	34,950	21,415
Mortgage income, net	3,624	3,624	3,539	3,653	3,568	10,787	8,401
Service charges on deposit accounts	3,908	4,139	3,149	2,016	2,000	11,196	5,987
Card interchange income	6,815	6,332	4,228	3,772	3,752	17,375	10,788
BOLI income	2,401	2,305	1,882	1,857	1,654	6,588	4,503
Asset gains (losses), net	(586)	2,364	(867)	422	1,294	911	741
Deferred compensation plan asset market valuations	(424)	1,947	(277)	465	972	1,246	2,454
LSR income, net	649	778	711	644	668	2,138	2,675
Other noninterest income	3,256	3,052	2,274	2,067	2,082	8,582	5,511
Total noninterest income	32,200	36,279	25,294	23,092	23,619	93,773	62,475
Noninterest expense:
Personnel expense	47,099	50,612	38,159	30,233	29,437	135,870	85,072
Occupancy, equipment and office	16,236	16,398	12,375	9,169	9,028	45,009	27,462
Business development and marketing	3,391	3,184	2,337	2,093	2,223	8,912	5,916
Data processing	7,116	7,758	6,185	4,691	4,671	21,059	13,878
Intangibles amortization	5,959	6,156	4,096	1,293	1,414	16,211	4,447
FDIC assessments	1,722	1,801	1,275	1,033	1,005	4,798	2,974
Merger-related expense	4,588	7,403	40,686	1,956	—	52,677	—
Other noninterest expense	5,187	10,452	4,682	2,571	2,310	20,321	8,045
Total noninterest expense	91,298	103,764	109,795	53,039	50,088	304,857	147,794
Income before income tax expense	81,182	72,486	19,008	50,197	51,845	172,676	136,760
Income tax expense	17,454	15,585	3,812	9,873	10,110	36,851	26,398
Net income	$63,728	$56,901	$15,196	$40,324	$41,735	$135,825	$110,362
Earnings per common share:
Basic	$3.04	$2.68	$0.83	$2.72	$2.81	$6.75	$7.34
Diluted	$2.96	$2.62	$0.81	$2.65	$2.73	$6.57	$7.14
Common shares outstanding:
Basic weighted average	20,934	21,208	18,232	14,804	14,836	20,134	15,039
Diluted weighted average	21,542	21,729	18,749	15,227	15,303	20,686	15,463

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except share & per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Selected Average Balances:
Loans	$10,996,471	$11,259,572	$9,194,624	$6,858,444	$6,843,189	$10,490,156	$6,796,031
Investment securities	2,081,178	2,046,717	1,479,693	902,147	903,839	1,871,399	896,839
Interest-earning assets	13,631,731	13,857,424	11,235,506	8,381,031	8,206,651	12,916,998	8,142,411
Cash and cash equivalents	570,104	553,075	576,905	634,751	480,208	566,670	467,050
Goodwill and other intangibles, net	958,785	964,140	642,403	382,956	384,296	856,268	385,753
Total assets	15,248,802	15,479,444	12,429,336	9,163,123	8,984,344	14,396,188	8,914,964
Deposits	12,740,654	12,922,613	10,386,008	7,717,321	7,583,986	12,025,050	7,511,944
Interest-bearing liabilities	10,012,089	10,400,080	8,363,619	5,989,196	5,911,850	9,597,967	5,945,532
Stockholders’ equity (common)	2,264,857	2,262,902	1,792,181	1,234,619	1,194,974	2,108,378	1,185,778
Selected Ratios: (1)
Book value per common share	$107.18	$107.85	$105.87	$84.91	$82.10	$107.18	$82.10
Tangible book value per common share (2)	$61.14	$62.19	$60.47	$59.09	$56.17	$61.14	$56.17
Return on average assets	1.66%	1.47%	0.50%	1.75%	1.84%	1.26%	1.66%
Return on average common equity	11.16	10.09	3.44	12.96	13.86	8.61	12.44
Return on average tangible common equity (2)	20.78	19.07	6.49	19.27	20.98	15.86	19.04
Core return on average assets (non-GAAP) (2)	1.76	1.69	1.68	1.80	1.80	1.71	1.65
Core return on average common equity (non-GAAP) (2)	11.87	11.53	11.66	13.35	13.51	11.69	12.38
Core return on average tangible common equity (non-GAAP) (2)	22.01	21.59	19.30	19.84	20.47	21.05	18.94
Average equity to average assets	14.85	14.62	14.42	13.47	13.30	14.65	13.30
Stockholders’ equity to assets	14.83	14.74	14.49	13.69	13.46	14.83	13.46
Tangible common equity to tangible assets (2)	9.04	9.06	8.82	9.94	9.61	9.04	9.61
Net interest margin	4.19	4.14	3.98	3.86	3.86	4.11	3.72
Efficiency ratio	51.72	58.62	80.30	51.00	49.10	62.18	51.20
Effective tax rate	21.50	21.50	20.05	19.67	19.50	21.34	19.30
Selected Asset Quality Information:
Nonaccrual loans	$73,364	$71,545	$73,494	$31,679	$27,463	$73,364	$27,463
Other real estate owned	4,378	3,459	5,985	667	767	4,378	767
Nonperforming assets	$77,742	$75,004	$79,479	$32,346	$28,230	$77,742	$28,230
Net loan charge-offs (recoveries)	$754	$651	$833	$529	$573	$2,238	$1,287
Allowance for credit losses-loans to loans	1.24%	1.23%	1.23%	1.01%	1.00%	1.24%	1.00%
Net charge-offs to average loans (1)	0.03	0.02	0.04	0.03	0.03	0.03	0.03
Nonperforming loans to total loans	0.67	0.66	0.68	0.46	0.40	0.67	0.40
Nonperforming assets to total assets	0.52	0.49	0.51	0.35	0.31	0.52	0.31
Stock Repurchase Information: (3)
Common stock repurchased ($)	$40,019	$40,242	$22,401	$—	$20,525	$102,662	$76,561
Common stock repurchased (shares)	236,296	267,310	149,499	—	155,393	653,105	646,002
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Period End Loan Composition
Commercial & industrial	$2,335,023	$2,350,769	$2,330,665	$1,367,522	$1,415,841
Owner-occupied commercial real estate (“CRE”)	1,596,195	1,543,772	1,558,995	939,587	947,390
Agricultural	1,830,526	1,765,864	1,759,960	1,415,425	1,378,070
Commercial	5,761,744	5,660,405	5,649,620	3,722,534	3,741,301
CRE investment	2,245,677	2,329,696	2,378,946	1,188,351	1,213,301
Construction & land development	592,437	571,280	575,030	326,638	324,209
Commercial real estate	2,838,114	2,900,976	2,953,976	1,514,989	1,537,510
Commercial-based loans	8,599,858	8,561,381	8,603,596	5,237,523	5,278,811
Residential construction	137,045	139,823	144,737	95,268	92,325
Residential first mortgage	1,585,467	1,584,362	1,580,088	1,193,683	1,199,512
Residential junior mortgage	481,993	474,964	464,395	268,188	260,167
Residential real estate	2,204,505	2,199,149	2,189,220	1,557,139	1,552,004
Retail & other	78,086	87,634	86,878	41,683	43,896
Retail-based loans	2,282,591	2,286,783	2,276,098	1,598,822	1,595,900
Total loans	$10,882,449	$10,848,164	$10,879,694	$6,836,345	$6,874,711

Period End Deposit Composition
Noninterest-bearing demand	$2,818,385	$2,717,610	$2,537,729	$1,828,928	$1,826,453
Interest-bearing demand	2,065,595	2,221,385	2,516,924	1,263,276	1,104,552
Money market	3,237,208	3,007,957	2,955,846	2,056,550	2,044,055
Savings	1,698,864	1,760,294	1,763,204	834,520	825,683
Time	2,776,583	2,816,090	2,850,661	1,747,497	1,810,722
Total deposits	$12,596,635	$12,523,336	$12,624,364	$7,730,771	$7,611,465
Brokered transaction accounts *	$25,000	$100,000	$175,000	$25,000	$25,000
Brokered time deposits *	310,036	385,080	409,922	382,116	422,516
Total brokered deposits *	$335,036	$485,080	$584,922	$407,116	$447,516
Customer transaction accounts *	$9,795,052	$9,607,246	$9,598,703	$5,958,274	$5,775,743
Customer time deposits *	2,466,547	2,431,010	2,440,739	1,365,381	1,388,206
Total customer deposits (core) *	$12,261,599	$12,038,256	$12,039,442	$7,323,655	$7,163,949

* During first quarter 2026, Nicolet reclassified fully reciprocated deposit balances with ICS from brokered deposits to core deposits to be more consistent with the presentation typically used by peer banks. The ICS reciprocal deposits are part of the IntraFi Network Deposits program, which is used by financial institutions to distribute deposits that exceed FDIC insurance coverage limits to numerous institutions in order to provide insurance coverage for all participating deposits. Prior periods have been restated to reflect this change. There was no change to total deposits or the deposit categories.

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$10,996,471	$175,106	6.32%	$11,259,572	$175,903	6.26%	$6,843,189	$108,042	6.27%
Investment securities (2)	2,081,178	21,588	4.15%	2,046,717	21,413	4.19%	903,839	7,519	3.33%
Other interest-earning assets	554,082	5,160	3.70%	551,135	5,202	3.78%	459,623	5,204	4.50%
Total interest-earning assets	13,631,731	$201,854	5.88%	13,857,424	$202,518	5.86%	8,206,651	$120,765	5.85%
Other assets, net	1,617,071			1,622,020			777,693
Total assets	$15,248,802			$15,479,444			$8,984,344
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits *	$9,499,178	$52,414	2.19%	$9,705,296	$51,905	2.15%	$5,282,714	$33,898	2.55%
Brokered deposits *	420,161	4,397	4.15%	535,443	5,416	4.06%	494,663	5,414	4.34%
Total interest-bearing deposits	9,919,339	56,811	2.27%	10,240,739	57,321	2.25%	5,777,377	39,312	2.70%
Wholesale funding	92,750	1,312	5.61%	159,341	2,112	5.32%	134,473	1,757	5.18%
Total interest-bearing liabilities	10,012,089	$58,123	2.30%	10,400,080	$59,433	2.29%	5,911,850	$41,069	2.76%
Noninterest-bearing demand deposits	2,821,315			2,681,874			1,806,609
Other liabilities	150,541			134,588			70,911
Stockholders' equity	2,264,857			2,262,902			1,194,974
Total liabilities and stockholders' equity	$15,248,802			$15,479,444			$8,984,344
Net interest income and rate spread		$143,731	3.58%		$143,085	3.57%		$79,696	3.09%
Net interest margin			4.19%			4.14%			3.86%
Loan purchase accounting accretion (3)		$7,876	0.23%		$7,989	0.23%		$1,375	0.07%
Loan nonaccrual interest (3)		$(58)	—%		$97	—%		$(346)	(0.02)%

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$10,490,156	$491,421	6.26%	$6,796,031	$314,949	6.19%
Investment securities (2)	1,871,399	56,704	4.04%	896,839	21,841	3.25%
Other interest-earning assets	555,443	15,477	3.72%	449,541	15,288	4.55%
Total interest-earning assets	12,916,998	$563,602	5.83%	8,142,411	$352,078	5.78%
Other assets, net	1,479,190			772,553
Total assets	$14,396,188			$8,914,964
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits *	$8,975,472	$146,081	2.18%	$5,210,437	$99,741	2.56%
Brokered deposits *	485,647	14,707	4.05%	584,801	19,508	4.46%
Total interest-bearing deposits	9,461,119	160,788	2.27%	5,795,238	119,249	2.75%
Wholesale funding	136,848	5,421	5.30%	150,294	5,884	5.23%
Total interest-bearing liabilities	9,597,967	$166,209	2.32%	5,945,532	$125,133	2.81%
Noninterest-bearing demand deposits	2,563,931			1,716,706
Other liabilities	125,912			66,948
Stockholders' equity	2,108,378			1,185,778
Total liabilities and stockholders' equity	$14,396,188			$8,914,964
Net interest income and rate spread		$397,393	3.51%		$226,945	2.97%
Net interest margin			4.11%			3.72%
Loan purchase accounting accretion (3)		$20,762	0.21%		$4,324	0.07%
Loan nonaccrual interest (3)		$819	0.01%		$(677)	(0.01)%
* During first quarter 2026, Nicolet reclassified fully reciprocated deposit balances with ICS from brokered deposits to core deposits to be more consistent with the presentation typically used by peer banks. The ICS reciprocal deposits are part of the IntraFi Network Deposits program, which is used by financial institutions to distribute deposits that exceed FDIC insurance coverage limits to numerous institutions in order to provide insurance coverage for all participating deposits. Prior periods have been restated to reflect this change. There was no change to total deposits or the deposit categories.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion and Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Core net income reconciliation: (1)
Net income (GAAP)	$63,728	$56,901	$15,196	$40,324	$41,735	$135,825	$110,362
Adjustments:
Provision expense (2)	—	—	4,700	—	—	4,700	—
Assets (gains) losses, net	586	(2,364)	867	(422)	(1,294)	(911)	(741)
Merger-related expense	4,588	7,403	40,686	1,956	—	52,677	—
Loss on early extinguishment of debt	—	5,377	—	—	—	5,377	—
Adjustments subtotal	5,174	10,416	46,253	1,534	(1,294)	61,843	(741)
Tax on Adjustments (3)	1,112	2,239	9,944	299	(252)	13,296	(144)
Core net income (non-GAAP)	$67,790	$65,078	$51,505	$41,559	$40,693	$184,372	$109,765
Intangibles amortization, net of tax	$4,678	$4,832	$3,215	$1,041	$1,138	$12,726	$3,580
Core net income (non-GAAP) for tangible common equity ratio	$72,467	$69,910	$54,720	$42,600	$41,832	$197,097	$113,345
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.96	$2.62	$0.81	$2.65	$2.73	$6.57	$7.14
Core diluted earnings per common share (non-GAAP)	$3.15	$2.99	$2.75	$2.73	$2.66	$8.91	$7.10
Selected Ratios: (4)
Return on average assets (GAAP)	1.66%	1.47%	0.50%	1.75%	1.84%	1.26%	1.66%
Return on average common equity (GAAP)	11.16%	10.09%	3.44%	12.96%	13.86%	8.61%	12.44%
Return on average tangible common equity (non-GAAP) (5)	20.78%	19.07%	6.49%	19.27%	20.98%	15.86%	19.04%
Core return on average assets (non-GAAP)	1.76%	1.69%	1.68%	1.80%	1.80%	1.71%	1.65%
Core return on average common equity (non-GAAP)	11.87%	11.53%	11.66%	13.35%	13.51%	11.69%	12.38%
Core return on average tangible common equity (non-GAAP) (5)	22.01%	21.59%	19.30%	19.84%	20.47%	21.05%	18.94%
Tangible assets: (5)
Total assets	$15,064,808	$15,414,619	$15,574,490	$9,185,107	$9,029,430
Goodwill and other intangibles, net	959,659	961,687	967,843	382,400	383,693
Tangible assets	$14,105,149	$14,452,932	$14,606,647	$8,802,707	$8,645,737
Tangible common equity: (5)
Stockholders’ equity (common)	$2,234,240	$2,271,474	$2,256,877	$1,257,662	$1,214,960
Goodwill and other intangibles, net	959,659	961,687	967,843	382,400	383,693
Tangible common equity	$1,274,581	$1,309,787	$1,289,034	$875,262	$831,267
Tangible average common equity: (5)
Average stockholders’ equity (common)	$2,264,857	$2,262,902	$1,792,181	$1,234,619	$1,194,974	$2,108,378	$1,185,778
Average goodwill and other intangibles, net	958,785	964,140	642,403	382,956	384,296	856,268	385,753
Average tangible common equity	$1,306,072	$1,298,762	$1,149,778	$851,663	$810,678	$1,252,110	$800,025
Note: Numbers may not sum due to rounding.
(1)The core net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Includes the provision expense for the ACL on unfunded commitments related to the MidWestOne merger.
(3)Assumes an effective tax rate of 21.5% for 2026 and 19.5% for 2025.
(4)The ratios of core return on average assets and core return on average common equity use core net income as the numerator in place of net income (GAAP). These financial metrics have been included as they provide information useful to investors in understanding the operating performance and trends of Nicolet.
(5)The ratios of tangible book value per common share, return on average tangible common equity, core return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. In addition, the ratios of return on average tangible common equity and core return on average tangible common equity remove the intangibles amortization, net of tax, from the numerator. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.